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                                                                    Exhibit 10.9

July 1, 2001

Murdock Communications Corporation
5539 Crane Lane NE
Cedar Rapids, IA 52402

RE: ENGAGEMENT LETTER

Gentlemen:

     We are writing this letter to confirm our agreement ("Agreement") that as of the date stated above, Berthel Fisher & Company Financial Services, Inc. ("Berthel") has been engaged by Murdock Communications Corporation (the "Company") as exclusive financial advisor and placement agent in connection with providing merger and other financial advisory services.

     This Agreement shall become effective upon the execution hereof by both the Company and Berthel, and the term of this agreement and the exclusive appointment provided for herein shall end 12 months from the date of this letter (the "Term"). Upon the Agreement of both parties, the Agreement may be extended an additional 12 months.

I.   Performance of Services

     Berthel shall act as financial advisor and exclusive agent with respect to any offering of securities of the Company on a best efforts private placement basis the "Financing"), and/or a reorganization/merger of the Company ("Merger").

II.  Compensations for Services

A. In partial payment for its services hereunder, Berthel shall receive from the Company a retainer fee of Twenty Thousand Dollars, ($20,000.00) per month (the "Monthly Retainer Fee"), for each month of the engagement, payable beginning on the fifteenth day of July, 2001, and on the 15th day of each subsequent month of the engagement. Notwithstanding anything to the contrary stated herein, Berthel agrees that one-half of the Monthly Retainer Fee will be credited toward the Success Fee hereinafter set out in paragraphs II D and E.

B. If the Company and Berthel agree that a private placement of securities for the company is in order, fees will be defined in a separate underwriting/sales agreement at that time.

C. Attached hereto is a copy of a proposal dated July 31, 2001, by and between the Company and Berthel wherein Berthel

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agrees to and will attempt to cause the Company Private Warrant holders, which were obtained as the result of investing in past private offerings of the Company (the "Private Warrants"), to exercise the Private Warrants. In return for causing said parties to exercise the Private Warrants, Berthel will be compensated by payment of commission equal to 10% of the dollar amount of the Private Warrants exercised and Berthel will be paid a non-accountable expense allowance equal to 3% of the dollar amount of the Private Warrants exercised.

D. With respect to the contemplated merger of Informed Care, Inc., ("Informed"), Grocery Shopping Network, Inc., ("GSN") and the Company in accordance with the terms of the AGREEMENT AND PLAN OF REORGANIZATION dated as of July 25, 2001 (the "Immediate Merger") the Company shall pay Berthel a Success Fee for a completed merger or sale, in whole or in part, of 3% of the Aggregate Merger or Sale Price, payable to Berthel, or its designee, 1/2 in cash and 1/2 in equity securities of the Company payable at the Closing of the Immediate Merger. In order to determine the compensation due to Berthel as a result of the Immediate Merger the value to be used shall be $1 per share for 50 million shares, said number of shares shall be adjusted for the total number of shares outstanding once the Merger is completed (the "Merger Fee"). The Merger Fee shall be split between Berthel and Waterford Financial Services, Inc. ("Waterford") pursuant to a separate agreement executed between Berthel and Waterford. Berthel and Waterford have agreed to split the Merger Fee equally, however all parties are aware that the ability of Waterford to accept its portion of the Merger Fee is subject to approval by the NASD/SEC. In the event that payment of Waterford's portion of the Merger Fee is not allowed by the NASD/SEC then Berthel and Waterford may be required to agree to alternative terms for payment to Waterford for its activities in relation to the Immediate Merger or Waterford may have to forgo any payment for its activities in relation to the Immediate Merger. Waterford agrees in relation to the Immediate Merger only, that it has not agreed to accept any other fees from any of the other parties to the Immediate Merger and should it agree to such fees in the future or if there is an agreement in existence at this time, said agreement must be disclosed to and agreed to by Berthel and the other parties to the Immediate Merger.

E. With respect to any Merger, other than the Immediate Merger, involving either a stock or asset purchase transaction, the Company shall pay Berthel a Success Fee for a completed merger or sale, in whole or in part, calculated as a percentage of the aggregate Merger or Sale Price as follows: 3% of the Aggregate Merger or Sale Price, payable 1/2 in cash and 1/2 in equity securities of the Company at closing of the Merger or Sale. The value of the Aggregate Merger or Sale Price shall be defined as the greater of the (1) fair market enterprise value of the

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Company if reorganized, as determined through agreement with the Company, or (2)
as the present value of the sum of consideration paid by the Acquirer to or for the Company or its shareholders including (i) cash, (ii) the face amount of any installment notes, (iii) the amount of any debt, including long-term or current debt issued in connection with the transaction, (iv) the balance of any debt assumed by the Acquirer, (v) the fair market value of equity or any equity interest(s) issued to the Company or its shareholders, and (vi) the value of any subsequent or contingent payments including, but not limited to, earnouts, non-compete payment and any other compensation paid to the Company, its shareholders or employees in excess of standard amounts paid. For earnouts and other payments that are not readily ascertainable at closing, Berthel will be due its applicable Success Fee as those amounts are paid, unless mutually agreed upon by both parties to this Agreement.

F. Berthel shall be entitled to the compensation provided in the event that at any time prior to the expiration of twelve months after expiration or termination of this Agreement and any extensions thereto a Financing or a merger is consummated (i) with a lender/investor or merger partner introduced to the Company by Berthel or contracted by Berthel or the Company during the term of this Agreement or (ii) as a result of the use by the Company of materials or other work product prepared by Berthel.

G. The Company agrees to reimburse Berthel for all reasonable out-of-pocket expenses incurred in carrying out the terms of this Agreement, including travel, telephone, facsimile, courier, computer time changes, attorneys' fees and disbursements. These out-of-pocket expenses will be payable from time to time promptly upon invoicing by Berthel therefor.

H. In addition to the compensation due under this Agreement as set out in this
Section II, the Company expressly acknowledges that as of the date of this Agreement, it is in default of payment of the monthly financial advisory fees due to Berthel in the amount of $90,000 and an invoice for expenses incurred by Berthel on behalf of the Company, which has previously been provided to the Company in the amount of $3,515.43 both of which are the result of the recently expired Engagement Letter executed in December 1999 (the "Past Due Fees"). The Company acknowledges that it remains liable for the Past Due Fees and agrees that the Past Due Fees will be paid to Berthel at the first Closing which occurs as the result of Financing or Merger pursuant to this Engagement Letter.

III. Indemnification

     The Company and Berthel, hereby agree to the terms and conditions of the Indemnification Agreement attached hereto as Appendix A which is incorporated herein. The Company represents

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and warrants that it has the right to enter into this Agreement and that it is not bound by any prior agreement(s), which conflict with or are violated by this Agreement.

IV.  Coordination of Efforts

     In order to coordinate the efforts of Berthel and the Company, and to maximize the possibility of consummating a Financing or Merger during the term of this Agreement, Berthel shall have the sole and exclusive authority to initiate discussions with potential investors/clients/purchasers. In the event the company, its directors, officers, employees or shareholders receive any inquiries or conduct any discussions concerning a Financing or Merger, such inquiries and discussions shall be promptly referred to Berthel.

V.   Disclosure

     Any financial or other advice, descriptive memoranda or other documentation rendered by Berthel pursuant to this Agreement may not be disclosed, quoted or otherwise referred to publicly, to any third party or in any document in any manner without the prior written approval of Berthel. All non-public information provided by the Company to Berthel will be considered as confidential information and shall be maintained as such by Berthel, except as required by law or as required to enable Berthel to perform its services pursuant to this Agreement, until the same becomes known to third parties or the public without release thereof by Berthel.

     The Company agrees to provide to Berthel, among other things, all information reasonably requested or requested by Berthel or potential lenders/investors, including, but not limited to, information concerning historical and projected financial results and possible and known litigation and other contingent liabilities of the Company. The Company also agrees to make available to Berthel such representatives of the Company, including among others, directors, officers, employees, outside counsel and independent certified public accountants, as Berthel or potential lenders/investors may reasonably request. The Company will promptly advise Berthel of any material changes in its business or finances. The Company represents that all information made available to Berthel by the Company, including, without limiting the generality of the foregoing any private placement memorandum or other information or materials prepared by or approved by the Company, will be completed and correct in all material respects and will not contain any untrue statements of a material fact or omit a material fact necessary in order to make the statement therein not misleading in light of the circumstances under which such statements are made. In rendering its services hereunder, Berthel will be using and relying primarily on such information without independent verification

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thereof or independent apprisal of any of the Company's assets. Berthel does not assume responsibility for the accuracy or completeness of the information.

     The Company authorizes Berthel to make public notice in the form of a "tombstone," at Berthel's expense, of any Financing or Merger concluded under this Agreement.

VI.  Certain Offering Procedures

     The Company and Berthel each represent to the other that it has not taken, and the company and Berthel each agree with the other that it will not take, any action, directly or indirectly, so as to cause the Financing or the Merger to fail to be entitled to rely upon the exemption from registration afforded by
Section 4(2) of the Securities Act of 1933, as amended (the "Act"). In effecting the Financing or Merger, the Company and Berthel each agree to comply in all material respects with applicable provisions of the Act and any regulations hereunder and any applicable state laws and requirements. The Company agrees that any representations and warranties made by it to any lenders/investors in a Financing or Merger shall be deemed also to be made to Berthel for its benefit. The Company agrees that it shall cause any opinion of its counsel delivered to any lenders/investors in a Financing or Merger also to be addressed and delivered to Berthel or to cause such counsel to deliver to Berthel a letter authorizing it to rely upon such opinion. It is understood that, once a lender/investor group becomes identified, customarily special counsel of the lender/investor group is appointed at the Company's expense to represent all lender/investors. This means, in practical terms, that the final terms of a Financing or Merger may be modified by negotiation between the Company and the lenders/investors.

VII. Obligations of Berthel Solely to Company

     The services herein provided are to be rendered solely to the Company. They are not being rendered by Berthel as an agent for or as a fiduciary of the shareholders of the Company, and Berthel shall not have any liability or obligation with respect to its services hereunder to such shareholders or to any other person, firm or corporation.

VIII. Acknowledgment

     Although Informed, GSN and Waterford are not parties to this Agreement, each of those parties has acknowledged at the end of this Agreement to indicate each is aware of the provisions herein, that they understand the provisions and agree thereto.

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IX.  Entire Agreement, Etc.

     This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties. This Agreement cannot be terminated or changed, nor can any of its provisions be waived, except by written agreement signed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and Berthel. A facsimile of a signed original of this agreement shall be sufficient to bind the parties whose signatures appear hereon.

X.   Governing Laws and Jurisdiction

     This Agreement shall be governed by and construed to be in accordance with the laws of the State of Iowa applicable to contracts made and to be performed solely in such state. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of Iowa or in the federal courts sitting in the Northern District of Iowa, and the parties agree to personal jurisdiction and venue in such courts and the Company hereby agrees that service of process upon it by registered or certified mail at the address shown in this Agreement shall be deemed adequate and lawful. The parties hereto shall deliver notices to each other by personal delivery, by registered mail (return receipt requested) or via recognized commercial carrier at the address set forth above.

XI.  Miscellaneous

A. The provisions of Sections II, III, V, VI and VII shall survive termination of the Engagement set out in this Agreement.

B. In relation to this Engagement Berthel is acting strictly as an independent contractor with duties owing solely to the Company.

C. Both the Company and Berthel represent that this Agreement has been duly authorized in all respects, executed and delivered by and on behalf of itself. Nothing in this Agreement shall limit Berthel's ability to consult and conduct business for and with others, including competitors of the Company (provided Berthel abides by all confidentiality provisions contained herein) and to engage in activities similar to those contemplated herein and to buy, sell or hold securities in or for its own account or for the account of others.

D. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its

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regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in their Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     If the above terms are acceptable to the Company, please confirm your acceptance by signing below and returning to Berthel by return mail along with a check for the first month Retainer Fee.

                                                 Very truly yours,

                                                 BERTHEL FISHER & COMPANY
                                                 FINANCIAL SERVICES, INC.


                                                 By: /s/ Thomas J. Berthel
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                                                         THOMAS J. BERTHEL
                                                         Chief Executive Officer


Accepted By Murdock Communications Corporation


By: /s/
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